EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-95908, 333-64044, 333-100310, 333-109882 and 333-118228 on Form S-8 of our report dated February 12, 2007 relating to our audit of the consolidated financial statements of Vermont Pure Holdings, Ltd. and subsidiary which appears in this Annual Report on Form 10-K for the year ended October 31, 2006.
/s/ WOLF & COMPANY, P.C.
Boston, Massachusetts
February 12, 2007